EXHIBIT 10.4

GUARANTY
from
LENNOX INTERNATIONAL INC.,
as Guarantor
to
BTMU CAPITAL CORPORATION,
as Lessor
and
the other parties specified herein
Dated as of June 22, 2006

     THIS GUARANTY, dated as of June 22, 2006 (together with all amendments and supplements hereto, this “Guaranty”), is from LENNOX INTERNATIONAL INC., a Delaware corporation (together with its successors and assigns, “Guarantor”), having an address at 2140 Lake Park Blvd., Richardson, TX 75080, to BTMU CAPITAL CORPORATION, a Delaware corporation (together with its successors and assigns, “Lessor”), having an address at 111 Huntington Avenue, Suite 400, Boston, MA 02199, and the INDEMNITEES as such term is defined in the Lease (hereinafter defined) (Lessor and each Indemnitee are each a “Guaranty Beneficiary” and, collectively, “Guaranty Beneficiaries”). Terms not otherwise defined herein shall have the meanings set forth in Appendix A to the Lease.
Preliminary Statement
     Lessor has entered into a Lease Agreement dated as of the date hereof with Lennox Procurement Company Inc., a Delaware corporation as lessee, (together with its successors and assigns, and together with each other Lessee from time to time, collectively, “Lessee”) relating to the Leased Property (such Lease Agreement, as supplemented or amended from time to time, together with any Memorandum of Lease related thereto, herein called the “Lease”). Pursuant to the terms of the Lease, Lessee shall lease the Leased Property from Lessor for a term of years, as more particularly set forth in the Lease. Pursuant to the terms of the Participation Agreement, Lessor shall acquire the Land and Improvements and lease the same to Lessee, which has agreed to lease the same from Lessor and otherwise perform certain obligations relating thereto, all as more particularly set forth in the Lease and other Operative Documents. Guarantor is the owner, directly or indirectly, of all of the issued and outstanding stock of Lessee.
     In order to induce Lessor to enter into the Lease and the Participation Agreement and to enter into the leasing arrangement with Lessee, as more particularly described therein, and to induce the Indemnitees to enter into the Transaction as contemplated by the Operative Documents, Guarantor has entered into this Guaranty with respect to the obligations of Lessee under the Lease and the other Operative Documents.
     NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor agrees as follows:
     1. Guarantor unconditionally and irrevocably guaranties, as primary obligor and not merely as surety, to Guaranty Beneficiaries, the prompt payment and performance of all debts, duties, liabilities and obligations of Lessee (pecuniary or otherwise) including, without limitation, all obligations in respect of Rent, Lease Balance, Purchase Amount, End of Term Adjustment, fees, expenses and indemnities, under the Lease, the Participation Agreement and all other Operative Documents (all of the foregoing payment and performance obligations, collectively, the “Guaranteed Obligations”) as and when the same shall become due and payable and in the manner required of Lessee. This Guaranty is an irrevocable, absolute, present, primary, continuing, unlimited and unconditional promise with respect to the full and punctual payment and performance by Lessee of each of the Guaranteed Obligations, and is not a promise of collectibility only, and is in no way conditional upon the requirement that any Guaranty Beneficiary first attempt to collect payment or demand performance from Lessee or that any Guaranty Beneficiary resort to any security or other means of obtaining such payment or performance or upon any other contingency. If for any reason (i) any such sums shall not be paid promptly by Lessee when due, or (ii) any such covenant, agreement, term or condition is not performed or observed by Lessee in accordance with the Lease, the Participation Agreement or any other Operative Document, Guarantor, shall, without notice or demand of any nature, pay the same by wire transfer of immediately available federal funds to the Person or Persons entitled thereto pursuant to the provisions of said instruments and shall perform and observe or cause to be promptly performed and observed every such covenant, agreement, term and condition, in each case regardless of (i) any defenses or rights of set-off or counterclaims which Guarantor or Lessee may have or assert, other than the defense of payment and performance in full of the Guaranteed Obligations, (ii) whether any Guaranty Beneficiary shall have taken any steps to enforce any rights against Lessee or any other remedy thereunder as a result of the default of Lessee thereunder and (iii) any other event, condition, contingency or circumstance whatsoever. Guarantor also agrees to pay to such Persons such further amounts as shall be sufficient to cover the costs and expenses of collecting such sums or any part thereof, or of otherwise enforcing or protecting the rights of such Persons under the Lease, the Participation Agreement, the other Operative Documents and this Guaranty, including reasonable fees and expenses of its attorneys and to Lessor and its attorneys for all services rendered in that connection and in any related proceeding.
     2. The obligations, covenants, agreements and duties of Guarantor under this Guaranty shall be absolute and unconditional, shall not be subject to any counterclaim, setoff, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense based upon any claim that Guarantor or any other Person may have against Lessee, any Guaranty Beneficiary or any other Person, and, until the payment or performance in full of the Guaranteed Obligations, shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not any Guaranty Beneficiary, Guarantor or Lessee shall have any knowledge or notice thereof), including, without limitation, the happening from time to time of any of the following, although without notice to, or the consent of, Guarantor:
(a)	the waiver by any Guaranty Beneficiary of the performance or observance by Lessee, Guarantor or any other party of any of the agreements, covenants, terms or conditions contained in the Lease, the Participation Agreement, this Guaranty or any other instrument or Operative Document;

(b)	the extension, in whole or in part, of the time for payment by Lessee or Guarantor of any sums owing or payable under the Lease, the Participation Agreement, this Guaranty or any other Operative Document, as applicable, or of any other sums of obligations under or arising out of or on account of the Lease, the Participation Agreement, this Guaranty or any other Operative Document or the renewal or extension of either thereof;

(c)	any assignment or subsequent reassignment of the Lease, the Participation Agreement, this Guaranty or any other Operative Document, in whole or in part, or the leasing or subletting of the Leased Property or any part thereof;

(d)	the modification or amendment (whether material or otherwise) of any of the obligations of Lessee or Guarantor under the Lease, the Participation Agreement, this Guaranty or any other Operative Document, as applicable;

(e)	the taking or the omission by Lessee of any of the acts referred to in the Lease, the Participation Agreement, this Guaranty or any other Operative Document (including, without limitation, any such acts or omissions to which Lessor or Administrative Agent has given any consent referred to herein or therein);

(f)	any failure, omission or delay on the part of any Guaranty Beneficiary to enforce, assert or exercise any right, power or remedy conferred on or available to such Guaranty Beneficiary in or by the Lease, the Participation Agreement, any other Operative Document, this Guaranty or any other instrument, or any action on the part of any Guaranty Beneficiary granting indulgence or extension in any form whatsoever;

(g)	the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the assets, marshaling of assets and liabilities, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting, any Guaranty Beneficiary, Lessee, Guarantor or any other Person or any of their respective assets;

(h)	the release of Lessee or Guarantor from the performance or observance of any of the agreements, covenants, terms or conditions contained in the Lease, the Participation Agreement, this Guaranty or any other Operative Document, as applicable, by operation of law or otherwise, or any assignment or reassignment thereof or of this Guaranty, as applicable, or any invalidity or unenforceability of the Lease, the Participation Agreement, this Guaranty or any other Operative Document;

(i)	any defect in the title, or any damage to or loss or destruction of, or any interruption or cessation in the use of the Leased Property or any portion thereof by Lessee for any reason whatsoever (including, without limitation, any governmental prohibition or restriction, condemnation, requisition, or any other act on the part of any governmental authority) regardless of the duration thereof (even though such duration would otherwise constitute a frustration of the Lease, the Participation Agreement or any other Operative Document, as the case may be), whether or not resulting from accident and whether or not without fault on the part of Lessee or any other Person;

(j)	the inability of any Guaranty Beneficiary to enforce any provision of the Lease, the Participation Agreement or any other Operative Document against Lessee for any reason including due to any invalidity thereof or claim thereof;

(k)	any merger or consolidation of Lessee or Guarantor into or with any other Person or any sale, lease or transfer of any of the assets of Lessee or Guarantor to any other Person;

(l)	any change in the corporate relationship between Guarantor and Lessee;

(m)	the acceptance and release by any Guaranty Beneficiary of any other security or guarantor for any obligation hereunder;

(n)	any value, estimation, termination, rejection, discharge or disaffirmance by any Person (including trustees, trustees in bankruptcy, liquidators or representatives) of the Guaranteed Obligations in connection with any insolvency, bankruptcy, reorganization or liquidation of Lessee or any proceeding relating thereto;

(o)	any determination or claim that any Guaranty Beneficiary’s claims against Lessee are or may be limited by Section 502(b) (6) of the Bankruptcy Code, as amended, or to any similar or successor provision of law upon any rejection of the Lease, the Participation Agreement or any other Operative Document in a bankruptcy proceeding filed by or against Lessee;

(p)	any failure (except to the extent by reason of a Lessor Lien) or recharacterization of title with respect to any Guaranty Beneficiary’s, Lessee’s or any other Person’s interest in the Leased Property or other property relative to the Transaction; or

(q)	any other occurrence or circumstance whatsoever, whether similar or dissimilar to the foregoing and any other circumstance that might otherwise constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or that might otherwise limit recourse against Guarantor.
     The obligations of Guarantor set forth herein constitute the full recourse obligations of Guarantor enforceable against Guarantor to the full extent of all its assets and properties. In no event shall the obligations of Guarantor hereunder be subordinated in any manner to any other full recourse obligations of Guarantor.
     3. Guarantor unconditionally waives (i) notice of any of the matters referred to in Section 2, (ii) all notices that may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights against Guarantor, including, without limitation, any demand, presentment and protest, proof of notice of non-payment under the Lease, the Participation Agreement or any other Operative Document and notice of Default or Event of Default under the Lease, the Participation Agreement, this Guaranty or any other Operative Document, or any failure on the part of Lessee to perform and comply with any covenant, agreement, term or condition of the Lease, the Participation Agreement or any other Operative Document, (iii) any right to the enforcement, assertion or exercise against Lessee of any right, power, privilege or remedy conferred in the Lease, the Participation Agreement, any other Operative Document or otherwise, (iv) any requirement of diligence on the part of any Guaranty Beneficiary or any other Person, (v) any requirement that any Guaranty Beneficiary take any steps to enforce any rights against Lessee under the Lease, the Participation Agreement, or any other Operative Document or any other remedy thereunder or any other requirement to exhaust any remedies or to mitigate the damages resulting from any default, Default or Event of Default under the Lease, the Participation Agreement, any other Operative Document or this Guaranty, (vi) any notice of any sale, transfer or other disposition of any right, title to or interest in the Lease, the Participation Agreement or any other Operative Document or the Leased Property covered thereby by any Guaranty Beneficiary, (vii) all rights and defenses of Guarantor as a surety under the laws of the states in which the Leased Property is located, as the same may be amended, and (viii) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, or that might otherwise limit recourse against Guarantor hereunder.
     4. In each case until all of the Guaranteed Obligations are fully and finally paid and performed, Guarantor hereby waives (i) any claim, right or remedy that Guarantor may now or hereafter acquire against Lessee that arises hereunder and/or by reason of any one or more payments or acts of performance by Guarantor hereunder, including without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification or participation in any claim, right or remedy of any Guaranty Beneficiary against Lessee or any security that any Guaranty Beneficiary now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise, (ii) any right to enforce any remedy which Lessee or any other guarantor of Lessee’s obligations now has or may hereafter have against any Guaranty Beneficiary or its assigns, and (iii) any right to enforce or exercise the benefit of and any right to participate in, any security now or hereafter held by any Guaranty Beneficiary. If any amount shall nevertheless be paid to Guarantor by any such Person in violation of this Guaranty, such amount shall be held by Guarantor in trust for the benefit of Guaranty Beneficiaries and shall forthwith be paid to the Guaranty Beneficiary to whom such amount is due. Guarantor further waives any defense to the recovery by any Guaranty Beneficiary from Guarantor of any deficiency or otherwise to the enforcement of this Guaranty after a judicial or nonjudicial sale or other disposition of any security for or any of the obligations of Lessee under the Lease, the Participation Agreement or any other Operative Document even though such a sale may prevent Guarantor from exercising rights of subrogation, if any, contribution or reimbursement against Lessee or any other party. No payment hereunder by Guarantor shall give rise to any claim by Guarantor against any Guaranty Beneficiary, except for payments made in error by Guarantor to the extent such payments are in excess of amounts due hereunder. Unless and until all obligations of Lessee under and pursuant to the Lease, the Participation Agreement and the other Operative Documents, and of Guarantor hereunder, shall have been discharged by payment or performance in full, Guarantor shall not assign or otherwise transfer any such claim against Lessee to any other Person.
     5. The following events shall constitute Events of Default under this Guaranty:
          (i) Guarantor shall fail to pay or perform any Guaranteed Obligation pursuant to this Guaranty upon demand therefor, or
          (ii) the occurrence of a Lease Event of Default;
then, in each such case, so long as the same shall be continuing, any Guaranty Beneficiary may, at its option, declare this Guaranty in default, and at any time thereafter, any Guaranty

Beneficiary shall be entitled to exercise any remedy available to it at law or in equity. No express or implied waiver by any Guaranty Beneficiary of an Event of Default hereunder shall in any way be, or be construed to be a waiver of any further or subsequent Event of Default. Guarantor hereby waives any right now or hereinafter conferred upon it by statute or otherwise which may limit or modify any of any Guaranty Beneficiary’s rights and remedies contained herein. Guarantor agrees to give written notice to Lessor and Administrative Agent (a) of any Event of Default hereunder promptly after the occurrence thereof and (b) of any Event of Default hereunder, any Event of Default under the Lease, or any breach or default of any provision of the Participation Agreement or any other Operative Document, immediately after any Responsible Officer of Guarantor obtains Actual Knowledge of the occurrence thereof.
     6. Without in any way limiting or otherwise affecting Guarantor’s Guaranteed Obligations contained herein, Guarantor also agrees in the event of a Default or Event of Default under the Lease, Guarantor may and, in the event of the rejection or disaffirmation of the Lease by Lessee as debtor in possession or Lessee’s trustee in bankruptcy pursuant to any Bankruptcy Law, shall and does hereby (without the necessity of any further agreement or act), assume all obligations and liabilities of Lessee under the Lease to the same extent as if it had been originally named instead of such Lessee as a party to such documents and there had been no such rejection or disaffirmance; and Guarantor shall confirm such assumption in writing at the request of any Guaranty Beneficiary upon or after such rejection or disaffirmance. Guarantor, upon such assumption, will have all rights and obligations of Lessee under the Lease. From and after the date of such assumption, as provided in this Section 6, all provisions of this Guaranty shall continue in full force and effect as separate and independent undertakings of Guarantor, binding upon and enforceable against Guarantor without regard to the validity or enforceability of such assumption, and all provisions of this Guaranty applicable to the Lease and to Guaranty Beneficiaries and Lessee in respect of the Lease shall also apply to such assumption and to any Guaranty Beneficiaries and Guarantor in respect of such assumption to the same extent and in the same manner as such provisions are applicable to the Lease and to Guaranty Beneficiaries and Lessee in respect of the Lease.
     7. It is agreed that the liabilities and obligations of Guarantor hereunder are primary and those of a principal, and are enforceable either before, simultaneously with or after proceeding against Lessee or against any property or security available to any Guaranty Beneficiary.
     8. This Guaranty may not be modified or amended except by a written agreement duly executed by Guarantor with the consent in writing of Lessor and Administrative Agent in accordance with Section 8.4 of the Participation Agreement. Neither this Guaranty, nor any of the obligations of Guarantor hereunder may be assigned to any Person or entity by Guarantor.
     9. Guarantor understands and acknowledges that Lessor will enter into one or more financings to finance the acquisition of the Leased Property pursuant to which Lessor will encumber its interests in the Lease and Leased Property. In connection with any such financing, Guarantor understands and acknowledges that Lessor may assign its rights in and to this Guaranty and Guarantor hereby agrees that: (i) Lessor may assign its rights hereunder to the Administrative Agent in connection therewith; (ii) in connection with any such assignment by Lessor, Guarantor will consent in writing thereto; and (iii) from and after such assignment, the rights and benefits of Lessor hereunder shall inure to the benefit of, and be exercisable by any assignee, pursuant to and in accordance with the terms of such assignment.
     10. Guarantor agrees that from time to time so long as this Guaranty is in effect (but not more frequently than annually, except upon and after the occurrence of a Default or Event of Default), it will promptly, but in no event later than fifteen (15) days after request by any Guaranty Beneficiary, or any assignee, execute, acknowledge and deliver to such party a certificate stating: (i) that this Guaranty is unmodified and in full force and effect (or if there have been modifications, that this Guaranty is in full force and effect as modified, and identifying such modification agreements); (ii) whether or not there is an existing default or Event of Default hereunder and, if there is any such default or Event of Default, specifying the nature and extent thereof; and (iii) whether or not there are any setoffs, defenses or counterclaims against enforcement of the obligations to be performed hereunder existing in favor of Guarantor. Guarantor further agrees that it will upon five (5) day’s prior notice from Lessor execute and deliver to Lessor’s mortgagee a certificate stating the above.
     11. All agreements, representations and warranties contained herein or made in writing by Guarantor shall survive the execution and delivery of this Guaranty.
     12. This Guaranty shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.
     13. THIS GUARANTY SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). THIS GUARANTY AND THE OTHER OPERATIVE DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.
     ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY OR ANY OTHER OPERATIVE DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF GUARANTOR SHALL BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY LEASED PROPERTY MAY BE BROUGHT, AT THE OPTION OF THE PERSON ENFORCING THIS GUARANTY, IN THE COURTS OF ANY JURISDICTION WHERE SUCH LEASED PROPERTY MAY BE FOUND. GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED

THEREBY IN CONNECTION WITH SUCH LITIGATION. GUARANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY AND THE OTHER OPERATIVE DOCUMENTS.
     14. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     15. Any notice to be given under this Guaranty shall be given in the manner provided in the Participation Agreement, addressed to Guarantor or any Guaranty Beneficiary at its address set forth in the Participation Agreement, or as either such party may otherwise provide by notice to the other party.
     16. GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY GUARANTOR; AND GUARANTOR FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS GUARANTY AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.
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     IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed under seal and delivered as of the day and year first above written.

LENNOX INTERNATIONAL INC., a Delaware corporation
By:	/s/ Gary A. Larson
	Name:	Gary A. Larson
	Title:	Vice President, Treasurer